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                                                                    Exhibit 4.11


                  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

          THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT is dated as of March 27, 1997, and is among TYCO TOYS, INC., a Delaware corporation ("Tyco"),
MATTEL, INC., a Delaware corporation ("Mattel"), as successor to Tyco, CORPORATE PARTNERS, L.P., a Delaware limited partnership ("Corporate Partners"), CORPORATE OFFSHORE PARTNERS, L.P., a Bermuda limited partnership ("Offshore Partners", and collectively with Corporate Partners, the "Partnerships"), and THE STATE BOARD OF ADMINISTRATION OF FLORIDA, a body corporate organized under the constitution of the State of Florida (the "State Board", and collectively with the Partnerships, the "Purchasers").

          WHEREAS, as of March 27, 1997 (the "Effective Time"), pursuant to that certain Agreement and Plan of Merger, dated as of November 17, 1996, and amended as of November 22, 1996, by and among Tyco, Mattel and a wholly owned subsidiary of Mattel (the "Merger Agreement"), Tyco will be merged with and into Mattel, with Mattel continuing as the surviving corporation (the "Merger"); and

          WHEREAS, the Purchasers hold 53,631 shares of Series B Voting, Convertible, Exchangeable Preferred Stock, par value $.10 per share, of Tyco ("Tyco Preferred Stock"); and

          WHEREAS, the Purchasers and Tyco have previously entered into a Registration Rights Agreement dated as of April 14, 1996 with respect to the Tyco Preferred Stock (the "Registration Rights Agreement"); and

          WHEREAS, pursuant to that certain Stockholders Agreement (the "Stockholders Agreement") dated as of November 17, 1996, by and among Mattel, the Purchasers and Corporate Advisors, L.P. ("Corporate Advisors"), Mattel and each Purchaser agreed that on the Effective Time, as part of the Merger, each share of Tyco Preferred Stock beneficially owned by such Purchaser would be converted into or exchanged for one share of a series of preferred stock of Mattel having economic terms as nearly equivalent as possible to, and with the same voting and other rights as, the Tyco Preferred Stock, including the right to convert into common stock of Mattel; and

          WHEREAS, pursuant to the Merger Agreement, each outstanding share of Tyco Preferred Stock is being converted into a share of Series B Voting Convertible Exchangeable Preferred Stock, par value $1.00 per share, of Mattel (the "Mattel Preferred Stock"), with economic terms as nearly equivalent as possible to, and with the same voting and other rights as correspond to the Tyco Preferred Stock; and

          WHEREAS, pursuant to the Stockholders Agreement, Mattel agreed with the Purchasers and Corporate Advisors to
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assume and be bound by all obligations of Tyco under the Registration Rights
Agreement, and Mattel and the Purchasers agreed that such agreement should be amended to pertain to the Mattel Preferred Stock (and the securities which may be issued on conversion or exchange thereof) in lieu of the Tyco Preferred Stock; and

     WHEREAS, Section 4 of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended by a written instrument signed by Tyco and the holder or holders of a majority of the shares of Registrable Securities (as defined therein); and

     WHEREAS, Section 8 of the Registration Rights Agreement provides that Tyco may not assign any of its rights and obligations thereunder without the consent of all of the Registrable Securities then outstanding; and

     WHEREAS, the Purchasers collectively hold all of the shares of Registrable Securities currently outstanding;

     NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements set forth herein, and pursuant to the terms of the Stockholders Agreement, the parties hereby amend and supplement the Registration Rights Agreement as follows:

     SECTION 1. Defined Terms. Except as otherwise set forth herein, capitalized terms used herein and not otherwise defined shall have the meaning provided in the Registration Rights Agreement.

     SECTION 2. Successor. All references to "Tyco Toys, Inc." or to "Tyco" contained in the Registration Rights Agreement, other than on the signature page, are hereby amended to be references to Mattel and all references to the defined term "Company" contained in the Registration Rights Agreement shall be references to Mattel, and Mattel confirms that it has assumed and is bound by all obligations of Tyco under the Registration Rights Agreement.

     SECTION 3. Preferred Stock. All references to "Series B Voting Convertible Exchangeable Preferred Stock, par value $0.10 per share" or "Preferred Stock" are hereby amended to be references to the Series B Voting Convertible Exchangeable Preferred Stock, par value $1.00 per share, of Mattel.

     SECTION 4. Par Value of Common Stock; Conversion Price. The second sentence of the first paragraph of the Registration Rights Agreement is hereby amended in its entirety to read as follows:

     "The Preferred Stock is convertible into shares of the Company's common stock, par value $1.00 per share (the
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     "Common Stock") at a price per share equal to $10.00 divided by 0.48876, as such price may be adjusted pursuant to the Certificate of Designations, Preferences, Rights and Limitations relating to the Preferred Stock.

          SECTION 5. Authorized Agent. (a) The phrase "Prentice Hall, having offices at the date hereof at 15 Columbus Circle, New York, N.Y. 10023, as its authorized agent" in the first sentence of paragraph (b) of Section 14 is hereby amended in its entirety as follows:

     "CT Corporation System, having offices as of March 31, 1997, at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19081, as its authorized agent"

     (b) The reference to "Prentice Hall" in the second sentence of paragraph
(b) of Section 14 is hereby amended to be a reference to "CT Corporation
System".

         SECTION 6. Miscellaneous.

     (a) This Amendment to Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     (b) This Amendment to Registration Rights Agreement may be executed by the parties hereto in separate counterparts, each of which shall constitute one and the same original.

     (c) Except as provided in this Amendment to Registration Rights Agreement, the Registration Rights Agreement remains in full force and effect without any amendment or alteration.

         SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.


                                       3
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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.




                                   TYCO TOYS, INC.




                                   By:  /s/ R. M. Kennedy, Jr.
                                      ------------------------------
                                      Name: R. M. Kennedy, Jr.
                                      Title:  Senior Vice President
                                              and General Counsel


                                   MATTEL, INC.




                                   By /s/ Ned Mansour
                                     -------------------------------
                                     Name: Ned Mansour
                                     Title: President, Corporate Operations



                                   CORPORATE PARTNERS, L.P.,



                                   By:  Corporate Advisors, L.P.
                                        Attorney-in-Fact

                                        By:  LFCP Corp., General Partner


                                          By:  /s/ David B. Golub
                                             ------------------------------
                                             Name:  David B. Golub
                                             Title: Secretary & Managing
                                                    Director




                                   CORPORATE OFFSHORE PARTNERS, L.P.,



                                   By:  Corporate Advisors, L.P.,
                                        Attorney-in-Fact

                                        By:  LFCP Corp., General Partner


                                          By:  /s/ David B. Golub
                                             ------------------------------
                                             Name:  David B. Golub
                                             Title: Secretary & Managing
                                                    Director



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                                 THE STATE BOARD OF ADMINISTRATION OF
                                 FLORIDA,


                                 By:   Corporate Advisors, L.P.
                                       Attorney-in-Fact

                                     By:   LFCP Corp., General Partner

                                     By: /s/ David B. Golub
                                         ------------------------------------
                                         Name: David B. Golub
                                         Title: Secretary & Managing Director